UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

Harvard Illinois Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-53935	27-2238553
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

58 North Ayer Street, Harvard Illinois	60033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (815) 943-5261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

On May 24, 2012, Harvard Illinois Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, shareholders considered the election of two directors and the ratification of independent registered public accountants.  Under plurality voting, the two nominees who received the most “FOR” votes were elected as directors.  The Company’s stockholders elected the Board of Director’s two nominees, Duffield J. Seyller III and Richard L. Walker, as directors for three year terms.  The final tabulation of voting results for the election of directors as set forth in the report of the independent inspector of elections is set forth below.

			Broker
Board of Directors Nominees:	For	Withheld	non-votes

Duffield J. Seyller III	439,880	1,550	10,714

Richard L. Walker	723,310	11,050	12,038

			Broker
Opposition Nominee:	For	Withheld	non-votes

Peter Wilson	292,730	200	1,324

The Company’s shareholders also ratified the appointment of BKD, LLP as independent registered public accountants for the year ending December 31, 2011, by the votes indicated below:

For	Against	Abstain	Broker non-votes

715,574	200	30,624	-0-

Item 9.01.         Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HARVARD ILLINOIS BANCORP, INC.

DATE: May 25, 2012	By:	/s/ Duffield J. Seyller III
Duffield J. Seyller III President and Chief Executive Officer